Exhibit 21.1

COLUMBUS McKINNON CORPORATION
SUBSIDIARIES
(as of March 31, 2018)

CM Insurance Company, Inc. (US-NY)
Crane Equipment & Service, Inc. (US-OK)
Unified Industries Inc. (US-MI)
Magnetek, Inc. (US-DE)
Magnetek National Electric Coil, Inc. (US-DE)
STAHL Cranesystems Inc. (US-SC)
Yale Industrial Products, Inc. (US-DE)
Yale Industrial Products Ltd. (England)
Columbus McKinnon Dutch Holdings 1 B.V. (The Netherlands)
Columbus McKinnon Dutch Holdings 2 B.V. (The Netherlands)
Columbus McKinnon Dutch Holdings 3 B.V. (The Netherlands)
Morris Middle East, Ltd. (Cayman Islands)
Eastern Morris Cranes Company Limited (49% Investment) (Saudi Arabia)
Columbus McKinnon Limited (Canada)
Magnetek Canada ULC (Canada)
Columbus McKinnon Asia Pacific Pte. Ltd. (Singapore)
Columbus McKinnon (Shanghai) International Trading Co. LTD (China)
Columbus McKinnon Asia Pacific Ltd. (Hong Kong)
Columbus McKinnon Industrial Products Co. Ltd. (China)
Columbus McKinnon (Hangzhou) Industries Co. Ltd. (China)
Yale Industrial Products Asia Co. Ltd. (Thailand)
Columbus McKinnon Singapore Pte. Ltd. (Singapore)
STAHL Cranesystems Pte. Ltd. (Singapore)
STAHL Cranesystems India Private Ltd. (India)
Columbus McKinnon EMEA GmbH (Germany)
Columbus McKinnon Industrial Products GmbH (Germany)
Columbus McKinnon Corporation Ltd. (England)
Magnetek (UK) Limited (England)
Stahl Cranesystems Ltd. (England)
Columbus McKinnon France S.a.r.l. (France)
STAHL Cranesystems S.A.S (France)
Columbus McKinnon Maghreb S.a.r.l AAU (Morocco)
Société d’Exploitation des Raccords Gautier (France)
Columbus McKinnon Italia S.r.l. (Italy)
Columbus McKinnon Ibérica S.L.U. (Spain)
STAHL Cranesystems S.L. (Spain)
Columbus McKinnon Benelux, B.V. (The Netherlands)
CMCO Material Handling (Pty), Ltd. (South Africa)
Yale Engineering Products (Pty.) Ltd. (South Africa)
Yale Lifting Solutions (Pty.) Ltd. (South Africa)
Yale Lifting Solutions Industrial (Pty.) Ltd. (South Africa)
Columbus McKinnon Austria GmbH (Austria)
Hebetechnik Gesellschaft GmbH (Austria)
Columbus McKinnon Hungary Kft. (Hungary)
Columbus McKinnon Russia LLC (Russia)
Columbus McKinnon Kaldirma ESVT, Ltd. (Turkey)
Columbus McKinnon Polska Sp.z.o.o (Poland)
Columbus McKinnon Switzerland AG (Switzerland)
Columbus McKinnon Ireland, Ltd. (Ireland)
Stahlhammer Bommern GmbH (Germany)
Ferromet al Limitada (Portugal)
Stahl Cranesystems GmbH (Germany)
STAHL Cranesystems FZE (UAE)

STAHL Cranesystems Shanghai Co. Ltd. (China)
Columbus McKinnon Engineered Products GmbH (Germany)
Pfaff Silberblau Utilaje de Ridicat si Transportat S.R.L. (Romania)
Verkehrstechnik Gmbh (Germany)
Columbus McKinnon Latin America B.V. (The Netherlands)
Columbus McKinnon de Mexico, S.A. de C.V. (Mexico)
Columbus McKinnon de Uruguay, S.A. (Uruguay)
Columbus McKinnon do Brazil Ltda. (Brazil)
Columbus McKinnon de Panama S.A. (Panama)